UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 15, 2024

Enviva Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave.	Suite 1800
Bethesda,	MD	20814
(Address of principal executive offices)		(Zip code)

(301)	657-5560
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01.    Regulation FD Disclosure.
Since November 9, 2023, Enviva Inc.’s (the “Company”) leadership and advisors have been actively engaged in negotiations with potential strategic partners, customers, and other stakeholders in connection with the Company’s previously announced comprehensive review of alternatives to strengthen its capital structure, augment liquidity, address contractual liabilities, and increase long-term profitability.

As these discussions advance, the Company determined to enhance its short-term financial flexibility. As such, the Company elected to take advantage of its contractual 30-day grace period and not make the semiannual interest payment of approximately $24.4 million (the “Interest Payment”) due on January 16, 2024, with respect to the Company’s outstanding 6.5% Senior Notes due 2026 (the “Senior Notes”), notwithstanding that the Company has sufficient cash on hand to make the Interest Payment. The decision to utilize the grace period does not trigger an event of default under the indenture governing the Senior Notes nor does it result in a cross-default under any of the Company’s other debt facilities, and the Company retains the right to make the Interest Payment through the end of the grace period. The Company has continued to make interest payments when due on other debt facilities.

Cautionary Statements

This Current Report on Form 8-K (this “Current Report”) includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements included in this Current Report, other than historical facts, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Company believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could differ materially from what is expressed, implied, or forecast in such statements.

Item 9.01.    Financial Statements and Exhibits.
Exhibits.

EXHIBIT NUMBER	DESCRIPTION
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.
ENVIVA INC.

Date: January 16, 2024    By:     /s/ Jason E. Paral
Name:    Jason E. Paral
Title:    Executive Vice President, General Counsel, and Secretary
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